UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36262	32-0415537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300 Kirkland, WA	98033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 298-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 29, 2016, eNom Incorporated (“eNom”), a domestic subsidiary of Rightside Group, Ltd. (“Rightside”), United TLD Holdco Ltd., a foreign subsidiary of Rightside, and Namecheap, Inc. (“Namecheap”) entered into the First Amendment to Agreement (the “Master Amendment”).  The Master Amendment amends the Master Agreement dated July 31, 2015 between eNom, Rightside and Namecheap. The Master Amendment sets forth certain of Namecheap’s marketing and promotional services with respect to Rightside’s generic Top Level Domains.

In addition, effective on January 29, 2016, Rightside and Namecheap entered into Amendment No. 4 of Senior Unsecured Promissory Note (the “Note Amendment”).  The Note Amendment extends the term of the Senior Unsecured Promissory Note dated October 17, 2014, as amended (the “Note”), from December 31, 2015 to June 30, 2016, provided that certain conditions are met. Namecheap has made principal payments totaling $2 million, and as of the date hereof, the outstanding balance on the Note receivable is $500,000.

The foregoing description is a summary and does not purport to be a complete description of the Master Amendment and the Note Amendment and is qualified in its entirety by reference to the Master Amendment and the Note Amendment. The Master Amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2015. The Company intends to request confidential treatment of certain terms of the Master Amendment in connection with the filing of the Master Amendment in accordance with the procedures of the Securities and Exchange Commission.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 4 of Senior Unsecured Promissory Note between Rightside Group, Ltd. and Namecheap, Inc. effective as of January 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RIGHTSIDE GROUP, LTD.
(Registrant)

By:	/s/ Rick Danis
Rick Danis
General Counsel and Corporate Secretary

Date: February 4, 2016